Exhibit 99.1
Fortive Reports Strong Third Quarter 2023 Results
Narrows Full Year 2023 Outlook
•Q3 revenue growth of 2.6%, 2.5% core, reflecting growth in all segments
•Software businesses demonstrating resilience with annual recurring revenue growth of 9%
•Operating margin up 220 basis points to 20%; adjusted operating margin up 150 basis points to 26% driven by strong gross margin expansion and productivity initiatives
•Q3 GAAP Diluted EPS of $0.61, up 15%; Adjusted Diluted EPS of $0.85, up 8%
•Reaffirms full year outlook: GAAP Diluted EPS of $2.30 to $2.33, up 10%-11%; Adjusted Diluted EPS of $3.37 to $3.40, up 7%-8%.
EVERETT, WA, October 25, 2023 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the third quarter 2023.
For the third quarter, net earnings were $218 million. For the same period, adjusted net earnings were $302 million. Diluted net earnings per share for the third quarter was $0.61. For the same period, adjusted diluted net earnings per share was $0.85.
For the third quarter, revenues increased 2.6% year-over-year to $1.49 billion, which included core revenue growth of 2.5%.
James A. Lico, President and Chief Executive Officer, stated, “Our results in the third quarter once again reflected the durability of our portfolio. We saw core growth in all segments and our teams drove substantial improvement in margins, earnings, and free cash flow. Our strategy is delivering results, reflecting the strength of our brands and their leading positions across our customers’ critical connected workflows, reinforcing confidence in our full-year outlook and ability to compound earnings and cash flow to create sustainable, long-term value.”
For the fourth quarter of 2023, Fortive anticipates revenue of approximately $1.6 billion, diluted net earnings per share of $0.61 to $0.64 and adjusted diluted net earnings per share of $0.92 to $0.95.
For the full year 2023, Fortive anticipates revenue of approximately $6.0 billion to $6.1 billion, diluted net earnings per share of $2.30 to $2.33, and adjusted diluted net earnings per share of $3.37 to $3.40.
Mr. Lico continued, “Our accelerated capital deployment in the third quarter reflects our strategy to build on leadership positions in our connected workflows and leverage promising megatrends, including automation & digitization, the energy transition, and productivity, to create unparalleled value for customers and shareholders.”

CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The conference call can be accessed by dialing 888-440-6928 within the U.S. or by dialing 646-960-0328 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6922572). A digital recording of the conference call will be available two hours after the completion of the call until Wednesday, November 8, 2023. Once available, you can access the conference call replay by dialing 800-770-2030 within the U.S. or 647-362-9199 outside the U.S. (access code 6922572) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted operating profit margin,” “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding anticipated financial results, business and acquisition opportunities, economic conditions, industry trends, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” “target,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies, the condition of the financial markets and the banking systems, security breaches or other disruptions of our information technology systems, the spread of, and the future resurgence of COVID-19, our ability to adjust purchases, supply chain management, and manufacturing capacity to reflect market conditions and customer demand, reliance on sole sources of supply, changes in relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations, including our cost of debt, on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, risk related to tax treatment of the separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Elena Rosman
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Sales	$1,494.5	$1,456.0	$4,481.6	$4,295.8
Cost of sales	(601.5)	(610.6)	(1,835.0)	(1,824.9)
Gross profit	893.0	845.4	2,646.6	2,470.9
Operating costs:
Selling, general and administrative expenses	(503.5)	(491.3)	(1,525.2)	(1,456.8)
Research and development expenses	(98.4)	(101.1)	(298.6)	(300.3)
Russia exit and wind down costs	—	(1.1)	—	(17.3)
Operating profit	291.1	251.9	822.8	696.5
Non-operating income (expense), net:
Interest expense, net	(29.8)	(26.4)	(95.0)	(66.2)
Other non-operating expense, net	(4.2)	(8.0)	(14.5)	(13.8)
Earnings before income taxes	257.1	217.5	713.3	616.5
Income taxes	(39.1)	(27.6)	(112.7)	(88.5)
Net earnings	$218.0	$189.9	$600.6	$528.0

Net earnings per share:
Basic	$0.62	$0.53	$1.70	$1.48
Diluted	$0.61	$0.53	$1.69	$1.46
Average common stock and common equivalent shares outstanding:
Basic	352.1	355.2	352.9	357.3
Diluted	356.1	357.9	356.0	362.0

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Sales:
Intelligent Operating Solutions	$644.3	$613.7	$1,929.5	$1,831.4
Precision Technologies	530.6	523.7	1,583.5	1,485.2
Advanced Healthcare Solutions	319.6	318.6	968.6	979.2
Total	$1,494.5	$1,456.0	$4,481.6	$4,295.8

Operating Profit:
Intelligent Operating Solutions	$156.8	$132.1	$452.0	$369.0
Precision Technologies	139.3	131.8	398.3	348.5
Advanced Healthcare Solutions	26.6	17.3	68.8	73.4
Other (a)	(31.6)	(28.2)	(96.3)	(77.1)
Russia exit and wind down costs	—	(1.1)	—	(17.3)
Total	$291.1	$251.9	$822.8	$696.5

Operating Margins:
Intelligent Operating Solutions	24.3%	21.5%	23.4%	20.1%
Precision Technologies	26.3%	25.2%	25.2%	23.5%
Advanced Healthcare Solutions	8.3%	5.4%	7.1%	7.5%
Total	19.5%	17.3%	18.4%	16.2%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	As of
	September 29, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$714.1	$709.2
Trade accounts receivable less allowance for doubtful accounts of $39.6 at September 29, 2023 and $43.9 at December 31, 2022	925.4	958.5
Inventories:
Finished goods	222.7	215.3
Work in process	110.7	96.4
Raw materials	219.1	225.0
Inventories	552.5	536.7
Prepaid expenses and other current assets	277.3	272.6
Total current assets	2,469.3	2,477.0

Property, plant and equipment, net of accumulated depreciation of $803.0 at September 29, 2023 and $754.5 at December 31, 2022	430.8	421.9
Other assets	479.3	455.8
Goodwill	9,058.7	9,048.5
Other intangible assets, net	3,226.3	3,487.4
Total assets	$15,664.4	$15,890.6

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$749.9	$999.7
Trade accounts payable	574.8	623.0
Accrued expenses and other current liabilities	1,095.3	1,104.4
Total current liabilities	2,420.0	2,727.1

Other long-term liabilities	1,178.7	1,223.3
Long-term debt	1,982.1	2,251.6
Commitments and Contingencies (Note 9)

Equity:
Common stock: $0.01 par value, 2.0 billion shares authorized; 363.4 million issued and 351.4 million outstanding at September 29, 2023; 361.5 million issued and 352.9 million outstanding at December 31, 2022	3.6	3.6
Additional paid-in capital	3,822.0	3,706.3
Treasury shares, at cost	(650.8)	(442.9)
Retained earnings	7,268.8	6,742.1
Accumulated other comprehensive loss	(365.8)	(325.7)
Total Fortive stockholders’ equity	10,077.8	9,683.4
Noncontrolling interests	5.8	5.2
Total stockholders’ equity	10,083.6	9,688.6
Total liabilities and equity	$15,664.4	$15,890.6

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Nine Months Ended
	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net earnings	$600.6	$528.0
Noncash items:
Amortization	277.2	287.4
Depreciation	63.9	61.6
Stock-based compensation expense	85.2	67.9
Russia exit and wind down costs	—	9.2
Change in trade accounts receivable, net	25.0	(21.4)
Change in inventories	(21.7)	(73.2)
Change in trade accounts payable	(45.7)	46.6
Change in prepaid expenses and other assets	(32.9)	(55.4)
Change in accrued expenses and other liabilities	(44.8)	(11.7)
Net cash provided by operating activities	906.8	839.0

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(73.7)	(59.7)
Cash paid for acquisitions, net of cash received	(57.7)	(15.2)
Proceeds from sale of property	7.2	—
Proceeds from sale of business	—	6.6
Net cash used in investing activities	(124.2)	(68.3)

Cash flows from financing activities:
Net proceeds from (repayments of) commercial paper borrowings	(252.6)	381.3
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	—	396.9
Repayment of borrowings (maturities greater than 90 days)	(250.0)	—
Payment of 0.875% convertible senior notes due 2022	—	(1,156.5)
Repurchase of common shares	(207.9)	(376.1)
Payment of dividends	(73.9)	(74.8)
All other financing activities	18.1	(9.2)
Net cash used in financing activities	(766.3)	(838.4)

Effect of exchange rate changes on cash and equivalents	(11.4)	(46.3)
Net change in cash and equivalents	4.9	(114.0)
Beginning balance of cash and equivalents	709.2	819.3
Ending balance of cash and equivalents	$714.1	$705.3

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, and Adjusted Operating Profit Margin
We disclose the non-GAAP measures of historical adjusted net earnings, historical and forecasted adjusted diluted net earnings per share and historical adjusted operating profit margin, which to the extent applicable, make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, and GAAP operating profit margin:
•Excluding on a pretax basis amortization of acquisition related intangible assets and non-cash impairments;
•Excluding on a pretax basis acquisition and divestiture related items;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”); and
•Excluding on a pretax basis Russia exit and wind down costs.
In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis the effect of gains and losses from our equity investments;
•Excluding on a pretax basis the gain on sale of business;
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward; and
•Including the actual cash interest expense on our 0.875% Convertible Senior Notes due 2022 (“Convertible Notes”) that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share.
Amortization of Acquisition Related Intangible Assets and Non-cash Impairments
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. During the nine month period ended September 29, 2023 we recognized $2.9 million related to impairment charges. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.

Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration and restructuring costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions.
We adjust for transaction costs, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period. We believe, however, that it is important for investors to understand that such inventory fair value adjustments related to past acquisitions will recur in future periods until such inventory fair value adjustments, as applicable, have been fully amortized.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items.
Russia Ukraine Conflict
In connection with the invasion of Ukraine by Russian forces, the Company exited business operations in Russia in the second quarter of 2022, other than for ASP’s sterilization products, which are exempt from international sanctions as humanitarian products. Our business in Russia and Ukraine accounted for less than 1.0% of total revenue and less than 0.2% of total assets for the fiscal year ended December 31, 2021.
As a result of the exit of our business operations in Russia, the Company recorded a pre-tax charge totaling $1.1 million and $17.3 million in the three and nine-months periods ended September 30, 2022 to reflect the write-off of net assets, the write-off of the cumulative translation adjustment in earnings for legal entities deemed substantially liquidated, and to record provisions for employee severance and legal contingencies. These costs are identified as the “Russia exit and wind down costs” in the Consolidated Condensed Statements of Earnings. We adjust for the non-recurring Russia exit and wind down costs because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gain on sale of business
On September 30, 2022, we completed the sale of our Therapy Physics product line, which was reported in our Advanced Healthcare Solutions segment, to an unrelated third party for total consideration of $9.6 million. As a result of the sale, in the three and nine month periods ended September 30, 2022, we recorded a net realized pre-tax gain totaling $2.3 million, net of transaction costs, which is recorded as “Other non-operating expense, net” in the Consolidated Condensed Statements of Earnings. We adjust for gain on the sale of our Therapy Physics product line because we believe that this adjustment facilitates comparison of our operational performance with prior and future periods.

Convertible Notes
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”). The Notes matured on February 15, 2022 and were settled in cash.
On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during the three months ended April 1, 2022 in calculating the adjusted net earnings for the same period.
Management believes that each of the non-GAAP financial measures noted above provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Profit and Adjusted Operating Profit Margin (unaudited)

	Three Months Ended		Nine Months Ended
($ in millions)	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Revenue (GAAP)	$1,494.5	$1,456.0	$4,481.6	$4,295.8

Operating Profit (GAAP)	$291.1	$251.9	$822.8	$696.5
Amortization of Acquisition-Related Intangible Assets and Non-cash Impairments	93.1	95.3	280.1	287.4
Acquisition and Divestiture Related Items (a)	1.7	7.0	1.7	23.4
Discrete Restructuring Charges	0.9	—	29.2	—
Russia Exit and Wind Down Costs	—	1.1	—	17.3
Adjusted Operating Profit (Non-GAAP)	$386.8	$355.3	$1,133.8	$1,024.5

Operating Profit Margin (GAAP)	19.5%	17.3%	18.4%	16.2%
Adjusted Operating Profit Margin (Non-GAAP)	25.9%	24.4%	25.3%	23.8%

(a) Includes pretax transaction costs and acquisition-related fair value adjustments to inventory related to acquisitions.

The sum of the components of adjusted operating profit may not equal due to rounding.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ended				Nine Months Ended
($ in millions, except per share amounts)	September 29, 2023		September 30, 2022		September 29, 2023		September 30, 2022
		Per share values		Per share values		Per share values		Per share values
Net Earnings and Net Earnings Per Share (GAAP)	$218.0	$0.61	$189.9	$0.53	$600.6	$1.69	$528.0	$1.46
Interest on the Convertible Notes to apply if-converted method (a)	—	—	—	—	—	—	2.1	—
Tax effect of the Convertible Notes to apply if-converted method	—	—	—	—	—	—	(0.3)	—
Diluted Net Earnings and Diluted Net Earnings Per Share (GAAP)	218.0	0.61	189.9	0.53	600.6	1.69	529.8	1.46
Pretax amortization of acquisition related intangible assets and non-cash impairments	93.1	0.26	95.3	0.27	280.1	0.79	287.4	0.81
Pretax acquisition and divestiture related items (b)	1.7	—	7.0	0.02	1.7	—	23.4	0.06
Pretax discrete restructuring charges	0.9	—	—	—	29.2	0.08	—	—
Pretax losses from equity investments	3.8	0.01	9.5	0.02	12.9	0.04	15.2	0.04
Pretax Russia exit and wind down costs	—	—	1.1	—	—	—	17.3	0.05
Pretax (gain) loss on sale of business	—	—	(2.3)	(0.01)	—	—	(2.3)	(0.01)
Pretax interest expense on Convertible Notes to reverse if-converted method (a)	—	—	—	—	—	—	(2.1)	—
Tax effect of the adjustments reflected above (c)	(15.9)	(0.04)	(16.7)	(0.04)	(53.1)	(0.15)	(48.7)	(0.13)
Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$301.6	$0.85	$283.8	$0.79	$871.4	$2.45	$820.0	$2.28

Adjusted Diluted Net Earnings Per Share (Non-GAAP)
(shares in millions)
Average common diluted stock outstanding		356.1		357.9		356.0		362.0
Convertible Notes - if converted shares (a)		—		—		—		(2.1)
Adjusted average common stock and common equivalent shares outstanding		356.1		357.9		356.0		359.9

(a) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share, as well as excluded the assumed share settlement.
(b) Includes pretax transaction costs and acquisition-related fair value adjustments to inventory related to acquisitions.
(c) The convertible note interest is calculated on a net of tax basis. The tax effect of the adjustments includes all other line items.
The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Core Revenue Growth (unaudited)

	% Change Three Months Ended September 29, 2023 vs. Comparable 2022 Period	% Change Nine Months Ended September 29, 2023 vs. Comparable 2022 Period
Total Revenue Growth (GAAP)	2.6%	4.3%
Core (Non-GAAP)	2.5%	5.5%
Acquisitions and divestitures (Non-GAAP)	(0.2)%	(0.3)%
Impact of currency translation (Non-GAAP)	0.3%	(0.9)%
Free Cash Flow (unaudited)

($ in millions)	Three Months Ended			Nine Months Ended
	September 29, 2023	September 30, 2022	% Change	September 29, 2023	September 30, 2022	% Change
Operating Cash Flows (GAAP)	$411.4	$329.8	24.7%	$906.8	$839.0	8.1%
Less: purchases of property, plant & equipment (capital expenditures) (GAAP)	(27.9)	(22.5)		(73.7)	(59.7)
Free Cash Flow (Non-GAAP)	$383.5	$307.3	24.8%	$833.1	$779.3	6.9%
Forecasted Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ending December 31, 2023			Twelve Months Ending December 31, 2023
	Low	Mid	High	Low	Mid	High
Forecasted Diluted Net Earnings Per Share (GAAP)	$0.61	$0.63	$0.64	$2.30	$2.32	$2.33
Anticipated pretax amortization of acquisition related intangible assets and non-cash impairments	0.26	0.26	0.26	1.05	1.05	1.05
Anticipated pretax discrete restructuring charges	0.10	0.10	0.10	0.18	0.18	0.18
Anticipated pretax losses from equity investments	0.01	0.01	0.01	0.05	0.05	0.05
Tax effect of the adjustments reflected above	(0.06)	(0.06)	(0.06)	(0.21)	(0.21)	(0.21)
Forecasted Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.92	$0.94	$0.95	$3.37	$3.39	$3.40

The sum of the components of forecasted adjusted diluted net earnings per share may not equal due to rounding.